UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2007 (January 22, 2007)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-32739 (Commission File Number)	20-1821898 (IRS Employer Identification No.)

44 Vantage Way, Suite 300 Nashville, Tennessee (Address of principal executive offices)	37228 (Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 22, 2007, after consideration of presentations and recommendations of management, the Compensation Committee of the Board of Directors of HealthSpring, Inc. (the “Company”) approved the following cash incentive bonuses relating to 2006 performance for the following named executive officers:

Name	Title	Bonus
Herbert A. Fritch	President and Chief Executive Officer	$687,000
Jeffrey L. Rothenberger*	Executive Vice President and Chief Operating Officer	$425,000
J. Murray Blackshear**	Executive Vice President and President -- Tennessee Division	$50,000
Pasquale R. Pingitore, M.D.**	Senior Vice President and Chief Medical Officer	$110,250
Kevin M. McNamara	Executive Vice President and Chief Financial Officer	$375,000

* Announced retirement effective as of April 30, 2007. **Retired effective as of December 31, 2006.

     The 2006 cash incentive bonuses were targeted as a percentage of base salary (ranging from 50% to 100% of 2006 base salary for the officers above) based on achieving specific financial performance goals, primarily earnings before interest, taxes, depreciation, and amortization, in the Company’s budget that was approved by the full Board of Directors at the beginning of the calendar year. In addition, the officers (and other senior managers of the Company) were eligible for a discretionary bonus at the Compensation Committee’s election. In determining the 2006 bonus payouts for senior management, including the officers identified above, the Compensation Committee considered the preliminary financial results of the Company for the year ended December 31, 2006 in relation to the aforementioned budget targets established at the beginning of the year and determined that these targets were exceeded. With respect to the discretionary element of the 2006 bonus, the Compensation Committee considered, among other factors, presentations and recommendations of senior management with respect to personal and strategic contributions and achievements of individual officers and the Company, as applicable, and such other matters and information as deemed appropriate by the Compensation Committee. In addition, a portion of the 2006 bonus for most members of management was in recognition of the Compensation Committee’s current intention to generally maintain executive base salaries for 2007 at substantially the same level as 2006. Messrs. Fritch, Rothenberger, and McNamara were each paid 2006 bonuses in excess of their initial target opportunities (125%, 133%, and 133% of their target bonuses, respectively). In establishing the bonuses for Messrs. Blackshear and Pingitore, the Compensation Committee also took into account their recent retirements as well as their contributions to the Company in 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: January 24, 2007